 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):June 12, 2015

AMERICAN PUBLIC EDUCATION, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-33810	01-0724376

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 WEST CONGRESS STREET, CHARLES TOWN, WV	25414

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  304-724-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of American Public Education, Inc. (the “Company”) was held on June 12, 2015.  As of April 21, 2015, the date of record for determining the stockholders entitled to vote on the proposals presented at the Annual Meeting, there were 17,146,418 shares of Company common stock issued and outstanding and entitled to vote at the Annual Meeting.  The holders of 16,038,584 shares of the Company’s issued and outstanding common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.  The proposals are described in detail in the Definitive Proxy Statement filed with the Securities and Exchange Commission on April 24, 2015 (the “Proxy Statement”).  The vote results detailed below represent final results as certified by the Inspector of Elections.

Proposal No. 1 – Election of Directors.

The Company’s stockholders elected the following persons, who were listed in the Proxy Statement, to the Company’s Board of Directors to hold office for the term expiring at the 2016 Annual Meeting of Stockholders or until each such person’s successor is elected and qualified or until his or her earlier death, resignation or removal:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Eric C. Andersen	15,059,227	80,438	1,972	896,947
Wallace E. Boston, Jr.	15,070,515	69,788	1,334	896,947
Barbara G. Fast	15,059,234	80,531	1,872	896,947
Jean C. Halle	15,072,718	66,947	1,972	896,947
Barbara Kurshan	15,062,921	76,873	1,843	896,947
Timothy J. Landon	15,070,082	69,557	1,998	896,947
Westley Moore	15,056,238	83,426	1,973	896,947
Timothy T. Weglicki	15,052,306	87,378	1,953	896,947

Proposal No. 2 – Advisory Vote on the Compensation of Our Named Executive Officers.

The Company’s stockholders approved in an advisory (non-binding) vote the compensation of the Company’s named executive officers.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,571,689	564,420	5,528	896,947

Proposal No. 3 – Ratification of Appointment of Independent Registered Accounting Firm.

The Company’s stockholders ratified the appointment of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.  The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,924,570	109,380	4,634	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date: June 17, 2015	By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr. Executive Vice President and Chief Financial Officer

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